Exhibit 77(q)(1)(e)(3)

                             SUB-ADVISORY AGREEMENT

                                ING MUTUAL FUNDS

      AGREEMENT made this 1st day of March, 2005 between ING Investments, LLC, an Arizona limited liability company (the "Manager"), and Brandes Investment Partners, L.P., a Delaware limited partnership (the "Sub-Adviser").

      WHEREAS, ING Mutual Funds (the "Fund") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company;

      WHEREAS, the Fund is authorized to issue separate series, each series having its own investment objective or objectives, policies, and limitations;

      WHEREAS, the Fund may offer shares of additional series in the future;

      WHEREAS, pursuant to an Investment Management Agreement, dated September 23, 2002, as amended (the "Management Agreement"), a copy of which has been provided to the Sub-Adviser, the Fund has retained the Manager to render advisory and management services with respect to certain of the Fund's series; and

      WHEREAS, pursuant to authority granted to the Manager in the Management Agreement, the Manager wishes to retain the Sub-Adviser to furnish investment advisory services to one or more of the series of the Fund, and the Sub-Adviser is willing to furnish such services to the Fund and the Manager.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-Adviser as follows:

      1. Appointment. The Manager hereby appoints the Sub-Adviser to act as the investment adviser and manager to the series of the Fund set forth on Schedule A hereto (the "Series") for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      In the event the Fund designates one or more series (other than the Series) with respect to which the Manager wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

      2. Sub-Adviser's Authority. In connection with the management of the assets of each Series' portfolio, the Sub-Adviser has the discretionary authority to buy, sell, exchange, convert and otherwise trade in any and all stocks, bonds and other securities as the Sub-Adviser selects in accordance with the Series' current and effective prospectus, statement of additional information and any applicable provisions of the 1940 Act.

      3. Sub-Adviser's Duties. Subject to the supervision of the Fund's Board of Trustees and the Manager, the Sub-Adviser will provide a continuous investment program for each Series' portfolio and determine in its discretion the composition of the assets of each Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of each Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series; when these transactions should be executed; and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest. To the extent permitted by the investment policies of each Series, the Sub-Adviser shall make decisions for the Series as to foreign currency matters and make determinations as to and execute and perform foreign currency exchange contracts on behalf of the Series. The Sub-Adviser will provide the services under this Agreement in accordance with each Series' investment objective or objectives, policies, and restrictions as stated in the Fund's Registration Statement filed with the U.S. Securities and Exchange Commission ("SEC"), as amended, copies of which shall be sent to the Sub-Adviser by the Manager prior to the commencement of this Agreement and promptly following any such amendment. The Sub-Adviser further agrees as follows:

            (a) The Sub-Adviser will comply with (1) the 1940 Act and all rules and regulations thereunder; (2) all other applicable federal and state laws and regulations; (3) any applicable procedures adopted by the Fund's Board of Trustees in accordance with the foregoing, of which the Sub-Adviser has been sent a copy; and (4) the provisions of the Registration Statement of the Fund filed under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, as supplemented or amended, of which the Sub-Adviser has received a copy, and with the Manager's portfolio manager operating policies and procedures as in effect on the date hereof, as such policies and procedures may be revised or amended by the Manager and agreed to by the Sub-Adviser. In carrying out its duties under the Sub-Advisory Agreement, the Sub-Adviser will comply with the following policies and procedures:

                  (i) The Sub-Adviser will manage each Series so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code.

                  (ii) The Sub-Adviser will have no duty to vote any proxy
            solicited by or with respect to the issuers of securities in which assets of the Series are invested unless the Manager gives the Sub-Adviser written instructions to the contrary. The Sub-Adviser will immediately forward any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested to the Manager or to any agent of the Manager designated by the Manager in writing.

                  The Sub-Adviser will make appropriate personnel available for consultation for the purpose of reviewing with representatives of the Manager and/or the Board of Trustees any proxy solicited by or with respect to the issuers of securities in which assets of the Series are invested. Upon request, the Sub-

            Adviser will submit a written voting recommendation to the Manager for such proxies. In making such recommendations, the Sub-Adviser shall use its good faith judgment to act in the best interests of the Series. The Sub-Adviser shall disclose to the best of its knowledge any conflict of interest with the issuers of securities that are the subject of such recommendation including whether such issuers are clients or are being solicited as clients of the Sub-Adviser or of its affiliates.

                  (iii) In connection with the purchase and sale of securities for each Series, the Sub-Adviser will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be settled through the Depository Trust Company, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Fund's custodian and portfolio accounting agent.

                  (iv) The Sub-Adviser will assist the custodian and portfolio accounting agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund or adopted by the Board of Trustees, the value of any portfolio securities or other assets of the Series for which the custodian and portfolio accounting agent seeks assistance from or identifies for review by the Sub-Adviser. The parties acknowledge that the Sub-Adviser is not a custodian of the Series' assets and will not take possession or custody of such assets.

                  (v) The Sub-Adviser will provide the Manager, within a
            mutually agreed period of time following the end of the second and fourth fiscal quarters of each Series (currently ten (10) days), a commentary (to be subject to review and editing by the Manager) containing a discussion of those factors referred to in Item 5(a) of Form N-1A, promulgated pursuant to the 1933 and 1940 Acts, in respect of both the prior reporting period and the fiscal year to date. The Sub-Adviser will also provide such other periodic reports as the parties may mutually agree to from time to time.

                  (vi) The Sub-Adviser will complete and deliver to the Manager a written compliance checklist in a form provided by the Manager for each month generally by the 10th day of the following month, unless otherwise agreed by the parties.

                  (vii) The Sub-Adviser will complete and deliver to the Manager by the 10th business day of each month a written report on each Series of the Fund that contains the following information as of the immediately previous month's end.

                        (a) A performance comparison to the Series' benchmark
                  listed in the prospectus;

                        (b) Composition of the assets of each Series' portfolio
                  and the impact of key portfolio holdings and industry concentrations on the Series, provided that both parties have mutually agreed upon the content of the industry; and

                        (c) Confirmation of each Series' current investment
                  objective and strategies, as set out in the Prospectus.

                  (viii) Upon reasonable request, the Sub-Adviser shall
            participate in portfolio reviews with Morningstar.

                  (ix) During the term of this Agreement, the Sub-Adviser agrees to furnish the Manager at its principal office for prior review and approval by the Manager all written and/or printed materials, including but not limited to, PowerPoint(R) or slide presentations, news releases, advertisements, brochures, fact sheets and other promotional, informational or marketing materials (the "Marketing Materials") prepared for public dissemination, that are produced by the Sub-Adviser or its affiliates in connection with the Series, and Sub-Adviser shall not use any such materials if the Manager reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. Marketing Materials may be furnished to the Manager by first class or overnight mail, facsimile transmission equipment, electronic delivery or hand delivery. The Manager agrees that the Sub-Adviser may identify the Fund and each Series on its client list for public distribution.

                  (x) During the term of this Agreement, the Manager agrees to furnish the Sub-Adviser at its principal office all Registration Materials (and any constituent components of the Registration Materials) and any amendments thereto, proxy statements, reports to shareholders, Marketing Materials or other materials prepared for distribution to shareholders of each Series or the public that refer to the Sub-Adviser in any way, prior to the use thereof, and the Manager shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services, performance and strategies. Marketing Materials may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment, electronic delivery or hand delivery.

            (b) The Sub-Adviser will make available to the Fund and the Manager, promptly upon request, any of the Series' investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the
      Fund) as are necessary to assist the Fund and the Manager to comply with requirements of the 1940 Act and the Investment

      Advisers Act of 1940, as amended (the "Advisers Act"), as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to the Series which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

            (c) The Sub-Adviser will provide reports to the Fund's Board of Trustees for consideration at meetings of the Board on the investment program for each Series and the issuers and securities represented in each Series' portfolio, and will furnish the Fund's Board of Trustees with respect to each Series such periodic and special reports as the Trustees and the Manager may reasonably request.

      4. Representations and Warranties of the Manager. The Manager represents and warrants to the Sub-Adviser as follows:

            (a) The Manager is registered as an investment adviser under the Advisers Act;

            (b) The Manager is a limited liability company duly organized and validly existing under the laws of the State of Arizona with the power to own and possess its assets and carry on its business as it is now being conducted;

            (c) The Manager will comply with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any procedures adopted by the Fund's Board of Trustees, and the provisions of the Registration Statement of the Fund filed under the 1933 Act, and the 1940 Act, as supplemented or amended.

            (d) The execution, delivery and performance by the Manager of this Agreement are within the Manager's powers and have been duly authorized by all necessary action on the part of its Board of Directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Manager for the execution, delivery and performance by the Manager of this Agreement, and the execution, delivery and performance by the Manager of the Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Manager's governing instruments, or
      (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Manager;

            (e) The Form ADV of the Manager as provided to the Sub-Adviser is a true, complete, and current copy of the Form ADV as is currently filed (Part I) or is currently on file with the Manager (Part II) as is required by SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

            (f) The Manager acknowledges that it received a copy of the Sub-Adviser's Form ADV prior to the execution of this agreement;

            (g) The Manager and each of its officers, directors, employees and agents, shall comply at all times with all applicable laws pertaining to its business and to the operation of the Series of the Fund and to the offering of their shares;

            (h) To the best of the Manager's knowledge, the Fund is duly organized, validly existing and in good standing under the laws of the state of its organization;

            (i) The Manager will take all reasonable and practicable steps to assure that the Fund will operate in accordance with the 1940 Act and in accordance with all applicable laws; and

            (j) The Manager will notify the Sub-Adviser if the Manager or the Fund becomes the subject of any legal or regulatory investigation, examination or judicial proceeding which may affect its ability to perform its obligations under this Agreement.

      5. Representations and Warranties of the Sub-Adviser. The Sub-Adviser represents and warrants to the Manager as follows:

            (a) The Sub-Adviser is registered as an investment adviser under the Advisers Act;

            (b) The Sub-Adviser is a limited partnership duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

            (c) The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of the Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation,
      (ii) the Sub-Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

            (d) The Form ADV of the Sub-Adviser as provided to the Manager is a true, complete, and current copy of the Form ADV as is currently filed (Part I) or is currently on file with the Manager (Part II) as is required by SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

            (e) The Sub-Adviser acknowledges that it received a copy of the Manager's Form ADV prior to the execution of this agreement;

            (f) The Sub-Adviser and each of its officers, directors, employees and agents, shall comply at all times with all applicable laws pertaining to its business and to the operation of the Series of the Fund and to the offering of their shares, to the extent applicable;

            (g) The Sub-Adviser will take all reasonable and practicable steps to assure that the Fund will operate in accordance with the 1940 Act and in accordance with all applicable laws; and

            (h) The Sub-Adviser will notify the Manager if the Sub-Adviser becomes the subject of any legal or regulatory investigation, examination or judicial proceeding which may affect its ability to perform its obligations under this Agreement.

      6. Broker-Dealer Selection. The Sub-Adviser is authorized to make decisions to buy and sell securities and other investments for each Series' portfolio, to select a broker-dealer to effect a transaction, and to negotiate brokerage commission rates in effecting a security transaction. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, and, in connection with any applicable commission reduction or recapture program for the benefit of the Series, determined in consultation with the Manager, subject to applicable regulation under the 1940 Act with respect to directed brokerage and execution, taking into account the factors specified in the then-current prospectus and/or statement of additional information for the Series, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of securities. Accordingly, the price to a Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its reasonable business judgment and fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered. Subject to such policies as the Fund's Board of Trustees or Manager may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub-Adviser's or the Manager's overall responsibilities with respect to the Series and to their respective other clients as to which they exercise investment discretion. In connection with an applicable commission recapture or reduction program for the benefit of the Series, the Sub-Adviser will consult with the Manager with respect to the selection of broker-dealers to execute portfolio transactions on behalf of a Series on the basis of criteria reasonably considered appropriate by the Manager, consistent with the applicable regulation under the 1940 Act governing direction of brokerage on behalf of mutual funds. To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of a Series to the Sub-Adviser if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Sub-Adviser, or an affiliate of the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation regularly to the Fund's Board of Trustees indicating the broker-dealers to which such allocations have been made and the basis therefor.

      7. Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the most recent Post-Effective Amendment to the Registration Statement for the Fund filed with the SEC that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect. The Sub-Adviser will provide the Manager with an updated copy of the Sub-Adviser's Form ADV, Part II at the time the updated Form ADV, Part II is finalized.

      8. Expenses. Except to the extent expressly assumed by the Sub-Adviser and except to any extent required by law to be paid or reimbursed by the Sub-Adviser, the Sub-Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Series of the Fund. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other Fund service providers' fees and expenses, expenses relating to the issue, sale (including any sales loads), redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings (other than those payable by the Sub-Adviser in accordance with the terms of this Section 8), and the cost of preparing and distributing reports and notices to shareholders. The Sub-Adviser shall pay all other expenses incurred by it in connection with its services under this Agreement. Notwithstanding the terms of this Section 8, if the Fund is required, under applicable law, to supplement the Registration Statement because of a change requested by the Sub-Adviser due to a mistake on the part of the Sub-Adviser, the Sub-Adviser will reimburse the Fund and/or the Manager for the cost of preparing, printing and distributing such supplement, unless the Sub-Adviser is requesting the change in order to comply with an applicable law, rule or regulation.

      9. Compensation. For the services provided to each Series, the Manager will pay the Sub-Adviser an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. In accordance with the provisions of the Management Agreement, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager.

      10. Compliance.

            (a) The Sub-Adviser agrees to use such compliance techniques or procedures as the Manager or the Board of Trustees may formally adopt in writing, provided the Sub-Adviser is given reasonable advance notice of any such procedure.

            (b) The Sub-Adviser agrees that it shall promptly notify the Manager and the Fund (1) in the event that the SEC has (i) censured the Sub-Adviser; (ii) placed limitations upon its activities, functions or operations; (iii) suspended or revoked its registration as an investment adviser; or (iv) commenced proceedings or an investigation that may result in any of these actions; or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Sub-Adviser further agrees to notify the Manager and the Fund promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus covering shares of any Series covered by this Agreement, or any amendment or supplement thereto, but which should be contained therein in order make the statements made, in light of the circumstances in which they were made, not misleading, or if any statement contained therein becomes untrue in any material respect.

            (c) The Manager agrees that it shall promptly notify the Sub-Adviser
      (1) in the event that the SEC has (i) censured the Manager or the Fund;
      (ii) placed limitations upon either of their activities, functions, or operations; (iii) suspended or revoked the Manager's registration as an investment adviser; or (iv) commenced proceedings or an investigation that may result in any of these actions; or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Manager further agrees to notify the Sub-Adviser promptly of any material fact known to the Manager respecting or relating to the Manager that is not contained in the Registration Statement or prospectus covering shares of any Series covered by this Agreement, or any amendment or supplement thereto, but which should be contained therein in order make the statements made, in light of the circumstances in which they were made, not misleading, or if any statement contained therein becomes untrue in any material respect.

      11. Books and Records. The Sub-Adviser hereby agrees to provide access to and copies of all records which it maintains for the Series (including but not limited to documents, manuals, computer disks and CD-ROMs) to the Fund and to provide such records promptly and with no charge upon the Fund's or the Manager's request in compliance with the requirements of Rule 31a-3 under the 1940 Act. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

      12. Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Fund. Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Fund and actions of the Fund, the Manager and the Sub-Adviser, and the Manager shall treat as confidential and use only in connection with the Series all information furnished to the Fund or the Manager by the Sub-Adviser, in connection with its duties under the Agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Adviser or the Manager, or if available from a source other than the Manager, Sub-Adviser or the Fund.

      13. Exclusivity. Until the first anniversary of the Effective Date of this Agreement, the Sub-Adviser agrees that it will not enter into an investment advisory agreement with respect to any open-end investment company registered under Section 8 of the 1940 Act, or, alternatively, any portfolio or series thereof, as the case may be, that (i) has an investment strategy substantially similar to that of any Series identified at Schedule A to this Agreement; and
(ii) has its shares offered primarily on a retail basis in the United States through intermediaries (each such investment company, or, alternatively, any portfolio or series thereof, as the case may be, an, "Excluded Fund"); except that, during such one-year period, Sub-Adviser may enter into an investment advisory agreement with an Excluded Fund if the corresponding Series' aggregate assets under management reach $500,000,000.

      14. Prohibited Conduct. The Sub-Adviser may not consult with any other sub-adviser of the Fund concerning transactions in securities or other assets for any investment portfolio of the Fund, including the Series, except that such consultations are permitted between the current and successor sub-advisers of the Series in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

      15. Representations Respecting Sub-Adviser. The Manager agrees that neither the Manager, nor affiliated persons of the Manager, shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Sub-Adviser or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional information for the Fund's shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in advance by the Sub-Adviser, except with the prior permission of the Sub-Adviser.

      16. Liability.

            (a) Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Manager agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Sub-Adviser (1) shall bear no responsibility and shall not be subject to any liability for any act or omission respecting any series of the Fund that is not a Series hereunder, and (2) shall not be liable for, or subject to any damages, expenses, or losses in connection with, any error of judgment, mistake of law or act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser's duties, or by reason of reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

            (b) The Manager acknowledges that the Sub-Adviser has no authority or responsibility with respect to (1) the structure of the Fund; (2) the promotion, marketing or sale of the Fund's shares, subject to the exception noted below; (3) the Fund's relations or dealings with investors and shareholders; (4) the disclosure provided to investors and shareholders, unless such disclosure is based upon information furnished to the Manager, or Fund by the Sub-Adviser or any affiliated person of the Sub-Adviser; (5) the supervision of the day-to-day activities of the Manager; or (6) the supervision of the day-to-day activities of any custodian to the Fund ("Custodian") or any administrator to the Fund ("Administrator"). The Sub-Adviser specifically acknowledges that it does have responsibility with respect to any sales literature or other promotional material approved by the Sub-Adviser for use in marketing the Fund.

      17. Indemnification.

            (a) The Manager agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities to the Fund which (1) may be based upon the Manager's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement; (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering shares of the Fund or any Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Fund or to any affiliated person of the Manager by a Sub-Adviser Indemnified Person; (3) may be based on the issue, sale and distribution of the Fund's shares to the extent such loss, claim, damages, liabilities or litigation is based on an action taken or omitted to be taken by the Manager or ING Funds Distributor, LLC; (4) may be based on any breach by the Manager of any representation or warranty, or any failure by the Manager or the Fund to comply with any agreement contained in the Agreement; or (5) may be based on any action taken or omitted to be taken by the Administrator or the Custodian, to the extent such action or omission is the result of an action or omission of the Manager; provided, however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

            (b) Notwithstanding Section 16 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager, and any controlling person of the Manager (all of such persons being referred to as "Manager Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser of the Series which (1) may be based upon the Sub-Adviser's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement; (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus covering the shares of the Fund or any Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such a statement or omission was made in reliance upon information furnished to the Manager, the Fund, or any affiliated person of the Manager or Fund by the Sub-Adviser or any affiliated person of the Sub-Adviser; (3) may be based on any breach by the Sub-Adviser of any representation or warranty, or any failure by the Sub-Adviser to comply with any agreement contained in the Agreement; or (4) may be based on any action taken or omitted to be taken by Administrator or Custodian, to the extent such action or omission is the result of an action or omission of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

            (c) The Manager shall not be liable under Paragraph (a) of this
      Section 17 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought, except to the extent the Manager is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Manager will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent the Manager and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Manager and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

            (d) The Sub-Adviser shall not be liable under Paragraph (b) of this
      Section 17 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Manager Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Manager Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Manager Indemnified Person. The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results or may result in a finding of wrongdoing on the part of the Manager Indemnified Person.

      18. Duration and Termination.

            (a) This Agreement shall become effective on the date first indicated above, subject to the condition that the Fund's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the

      Manager or the Sub-Adviser, and the shareholders of each Series, shall have approved this Agreement. Unless terminated as provided herein, this Agreement shall remain in full force and effect until November 30, 2006, and shall continue on an annual basis thereafter with respect to each Series provided that such annual continuance is specifically approved each year by (1) the Board of Trustees of the Fund, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Series, and (2) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (1) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (2) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated with respect to any Series covered by this
      Agreement: (1) by the Manager at any time, upon sixty (60) days' written notice to the Sub-Adviser and the Fund, (2) at any time without payment of any penalty by the Fund, by the Fund's Board of Trustees or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to the Manager and the Sub-Adviser, or (3) by the Sub-Adviser upon three (3) months written notice to the Manager and the Fund unless the Fund or the Manager requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Fund or the Manager not to exceed three (3) additional months beyond the initial three-month period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Manager and the Fund, in the event either the Sub-Adviser (acting in good faith) or the Manager ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Fund, or in the event the Manager becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or in the event that the Sub-Adviser does not receive compensation for its services from the Manager or the Fund as required by the terms of this Agreement.

            In the event of termination for any reason, the Sub-Adviser will promptly provide, at no charge, copies of all records of each Series for which the Agreement is terminated to the Manager or the Fund. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 11, 12, 15, 16 and 17 of this Agreement shall remain in effect, as well as any applicable provision of this Section 18 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the Agreement was in effect,
      Section 9.

            (b) Notices.

            Any notice must be in writing and shall be sufficiently given when
      (1) delivered in person, (2) dispatched by telegram or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. Notwithstanding the above, any notice under this Agreement may be sent via electronic mail, provided that the receiving party agrees to such delivery method orally in advance.

            If to the Fund:

                    ING Mutual Funds
                    7337 East Doubletree Ranch Road
                    Scottsdale, Arizona 85258
                    Attention:  Huey P. Falgout, Jr.

            If to the Manager:

                    ING Investments, LLC
                    7337 East Doubletree Ranch Road
                    Scottsdale, Arizona 85258
                    Attention:  Michael J. Roland

            If to the Sub-Adviser:

                    Brandes Investment Partners, L.P.
                    11988 El Camino Real
                    San Diego, California  92191-9048
                    Attention:  General Counsel

      19. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until the terms of any such material amendment have been approved by an affirmative vote of (1) the holders of a majority of the outstanding voting securities of the Series, if such approval is required by applicable law, and
(2) the Trustees of the Fund, including a majority of the Trustees of the Fund who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

      20. Miscellaneous.

            (a) This Agreement shall be governed by the laws of the State of Arizona, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

            (b) The Manager and the Sub-Adviser acknowledge that the Fund enjoys the rights of a third-party beneficiary under this Agreement, and the Manager acknowledges that the Sub-Adviser enjoys the rights of a third-party beneficiary under the Management Agreement.

            (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

            (e) Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Manager, or constituting the Manager as an agent or co-partner of the Sub-Adviser.

            (f) This Agreement may be executed in counterparts.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                         ING INVESTMENTS, LLC

                                         By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                         BRANDES INVESTMENT PARTNERS, L.P.

                                         By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                   SCHEDULE A

                                     to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                        BRANDES INVESTMENT PARTNERS, L.P.

                                              Annual Sub-Advisory Fee
Series                             (as a percentage of average daily net assets)
ING Emerging Countries Fund                           0.70%